Exhibit 99.3

COMMUNITY BANKS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 31, 2005

10:00 a.m. (ET)

Four Points Sheraton

800 East Park Drive

Harrisburg, Pennsylvania

PROXY

COMMUNITY BANKS, INC.

750 E. Park Drive

Harrisburg, PA 17111

(717) 920-1698

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMUNITY BANKS, INC.

The undersigned hereby appoints Anthony N. Leo as Proxy, with the power to appoint his substitute, and authorizes him to represent and vote, as designated on the reverse side, all the shares of Common Stock of Community Banks, Inc. (“CMTY”) held of record by the undersigned on March 15, 2005 at the Annual Meeting of Shareholders to be held on May 31, 2005 or any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION OR DIRECTION IS MADE, THEY WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE IF YOU DO NOT VOTE BY TELEPHONE OR INTERNET.

This proxy also confers authority as to any other business which may be brought before the annual meeting or any adjournment thereof. The Board of Directors at present knows of no other business to be brought before the meeting, but if any other business is presented at the meeting, the shares represented by this proxy will be voted in accordance with the recommendation of the management of Community.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *  *  * EASY *  *  * IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on May 27, 2005.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/cmty/ — QUICK *  *  * EASY *  *  * IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on May 27, 2005.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•	Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Community Banks, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or the Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	MERGER PROPOSAL. Proposal to approve the Agreement, dated as of November 16, 2004, between Community Banks, Inc. and PennRock Financial Services Corp., providing, among other things, for the merger of PennRock with and into Community.	☐	For	☐	Against	☐	Abstain

2.	ARTICLES AMENDMENT PROPOSAL. Proposal to amend the articles of incorporation of Community Banks, Inc. to increase the number of shares of common stock authorized for issuance from 20,000,000 to 50,000,000.	☐	For	☐	Against	☐	Abstain

3. ELECTION OF DIRECTOR Class B:	01 Eddie L. Dunklebarger	☐ Vote FOR the nominee	☐ Vote WITHHELD from the nominee

4.	ADJOURNMENT PROPOSAL. Proposal to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the annual meeting to approve the Agreement or the amendment to the articles of incorporation.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below: ☐	I/we plan to attend the Annual Meeting. (Check the box if attending this meeting) ☐

Date

Signature(s) in Box

This proxy must be signed exactly as the name

appears hereon. When shares are held jointly, each

holder should sign. When signing as executor,

administrator, trustee or guardian, please give full title

as such. If the signer is a corporation, please sign full

corporate name by duly authorized officer, giving full

title as such. If signer is a partnership, please sign in

partnership name by authorized person.

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